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                                                                     Exhibit 4.5

                                  FORM 51-102F3
                             MATERIAL CHANGE REPORT



ITEM 1   NAME AND ADDRESS OF COMPANY

         Neurochem Inc. ("Neurochem")
         275 Armand-Frappier Blvd.
         Laval, Quebec
         H7V 4A7


ITEM 2   DATE OF MATERIAL CHANGE

         February 23, 2005


ITEM 3   NEWS RELEASE

         A press release was disseminated by Canada Newswire on February 23, 2005 from Montreal, Quebec.


ITEM 4   SUMMARY OF MATERIAL CHANGE

         Neurochem announced that it has filed a short form preliminary prospectus with the Canadian securities regulators and a registration statement with the U.S. Securities and Exchange Commission in connection with an offering of its common shares (the "Offering").


ITEM 5   FULL DESCRIPTION OF MATERIAL CHANGE

         The Offering will consist of a new issue of 4,000,000 common shares of Neurochem. UBS Investment Bank will be acting as the sole book running underwriter in this Offering, and CIBC World Markets Inc., Piper Jaffray, BMO Nesbitt Burns Inc., Desjardins Securities Inc., Fortis Securities LLC and Wells Fargo Securities will be acting as co-managers.

         The net proceeds from the Offering will be used to fund Neurochem's clinical trials of its investigational product candidates, primarily Alzhemed(TM), as well as to further complete pre-clinical and research and development programs and the balance for the marketing of Fibrillex(TM), working capital and general corporate purposes.


ITEM 6   RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

         This report is not being filed on a confidential basis.



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ITEM 7   OMITTED INFORMATION

         N/A


ITEM 8   EXECUTIVE OFFICER

         For further information, please contact Lise Hebert, Vice-President, Corporate Communications, at 450.680.4572.


ITEM 9   DATE OF REPORT

         February 28, 2005



                                   (signed) David Skinner
                                   ---------------------------------------------

                                   David Skinner
                                   General Counsel and Corporate Secretary